Exhibit 4(b)(ii)

                       THIRD AMENDMENT TO RIGHTS AGREEMENT


      THIS THIRD AMENDMENT TO RIGHTS AGREEMENT, dated as of November 10, 1998, is between BATTLE MOUNTAIN GOLD COMPANY, a Nevada corporation (the "Company"), and THE BANK OF NEW YORK, as rights agent (the "Rights Agent").

                                    RECITALS

      WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement dated as of November 10, 1988, as amended as of July 30, 1992 and as further amended and restated as of July 19, 1996 (the "Rights Agreement").

      WHEREAS, the parties desire to amend the Rights Agreement in accordance with Section 26 of the Rights Agreement; and

      WHEREAS, the Distribution Date in connection with the Rights Agreement has not occurred;

      NOW THEREFORE, the parties hereby agree as follows:

      1. AMENDMENT OF SECTION 1(A). The penultimate sentence of Section 1(a) is hereby amended by adding the following proviso immediately prior to the period (.) at the end of such sentence:

      "and PROVIDED, FURTHER, that neither an initial acquirer ("Acquirer A"), nor the first subsequent acquirer from Acquirer A ("Acquirer B" and together with Acquirer A, the "Subsequent Acquirer") of all Exchangeable Shares (or Common Stock acquired in exchange therefor) held by Noranda in connection with and as a result of the consummation of the Arrangement referred to in the Combination Agreement or a block of such shares in excess of twenty percent (20%) of the total combined outstanding Common Stock and Exchangeable Shares as of the date of such acquisition (such shares an "Exempted Block"), which Subsequent Acquirer and its Affiliates or Associates do not Beneficially Own any Exchangeable Shares or Common Stock at the time of such acquisition, shall be or become an Acquiring Person solely as a result of the Subsequent Acquirer becoming the Beneficial Owner of such shares comprising the Exempted Block, but shall thereafter become an Acquiring Person if (I) the Subsequent Acquirer or an Affiliate or Associate of the Subsequent Acquirer shall purchase or otherwise become the Beneficial Owner of any additional Exchangeable Shares or (II) shares of Common Stock or any Person (or Persons) who is (or collectively are) the Beneficial Owner of any Exchangeable Shares or shares of Common Stock shall become an Affiliate or Associate of the Subsequent Acquirer unless (x) in either such case the Subsequent Acquirer together with all Affiliates and

      Associates of the Subsequent Acquirer is not then the Beneficial Owner of 20% or more of the total combined then outstanding shares of Common Stock and Exchangeable Shares or (y) the Subsequent Acquirer's increase in Beneficial Ownership of shares of Common Stock or Exchangeable Shares is solely as a result of a reduction in the number of shares of Common Stock or Exchangeable Shares outstanding due to the purchase or other acquisition of Common Stock or Exchangeable Shares outstanding by the Company or any Subsidiary thereof, and the Subsequent Acquirer does not become the Beneficial Owner of any additional Exchangeable Shares or shares of Common Stock after such reduction in the number of outstanding shares."

      2. AMENDMENT OF SECTION 1(i). Section 1(i) is hereby amended and restated in its entirety to read as follows:

            "(i) "Final Expiration Date" shall mean the close of business on November 10, 2008."

      3. AMENDMENT TO SECTION 26. The following shall be added as the final sentence of Section 26:

            "Notwithstanding the foregoing, the last proviso of the penultimate sentence of Section 1(a) shall not be amended without the consent (which consent shall not be unreasonably withheld) of (a) Noranda, if such amendment is proposed prior to any Person's becoming a Subsequent Acquirer or (b) Acquirer A if Acquirer A has acquired and continues to hold an Exempted Block at the time such an amendment is proposed."

      4. AMENDMENT OF EXHIBIT B TO THE RIGHTS AGREEMENT. Exhibit B to the Rights Agreement, the Form of Rights Certificate, is hereby amended and replaced in its entirety by Exhibit B hereto.

      5. EFFECTIVENESS. This Amendment shall be deemed effective as of November 10, 1998 as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

      6. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      EXECUTED as of the date set forth above.


ATTEST:                             BATTLE MOUNTAIN GOLD COMPANY


By:_________________________        By:__________________________
Name:_______________________        Name:________________________
Title:______________________        Title:_______________________



ATTEST:                             THE BANK OF NEW YORK


By:_________________________        By:__________________________
Name:_______________________        Name:________________________
Title:______________________        Title:_______________________

                                                                       EXHIBIT B

NOT EXERCISABLE AFTER NOVEMBER 10, 2008 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID AND NO LONGER BE TRANSFERABLE. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THIS RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY WILL BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.]**

                               Rights Certificate

                          BATTLE MOUNTAIN GOLD COMPANY

            This certifies that ______________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 10, 1988, as amended and restated as of July 19, 1996 and as further amended as of November 10, 1998 (the "Rights Agreement"), between Battle Mountain Gold Company, a Nevada corporation (the "Company"), and The Bank of New York, as successor rights agent (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Houston time) on November 10, 2008 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully-paid nonassessable share of Series A Junior Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $60 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase set forth on the reverse hereof and the Certificate contained therein duly executed. The Purchase Price may be paid by certified bank check, bank cashier's or official bank check or money order payable to the order of the Company or the Rights Agent. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of November 11, 1988, based on the Preferred Stock as constituted at such date.

            Upon the occurrence of a Flip-In Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate,

** The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any rights whatsoever with respect to such Rights from and after the occurrence of such Flip-In Event.

            As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

            This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

            This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right, payable, at the election of the Company, in cash or shares of Common Stock or such other consideration as the Board of Directors may determine, at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such time period may be extended or shortened pursuant to the Rights Agreement) and (ii) the Expiration Date (as such term is defined in the Rights Agreement). After the expiration of the redemption period, the Company's right of redemption may be reinstated if (i) each Acquiring Person reduces his beneficial ownership to prescribed levels in a transaction or series of transactions not involving the Company and (ii) there are no other Acquiring Persons.

            No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof of a cash payment will be made, as provided in the Rights Agreement.

            No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

            This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

            WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of _________________, _____

ATTEST:                                   BATTLE MOUNTAIN GOLD COMPANY



By:_________________________        By:__________________________
Name:_______________________        Name:________________________
Title:______________________        Title:_______________________

Countersigned:

THE BANK OF NEW YORK



By:________________________________
      Authorized Signature

                 [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT
                               ------------------

             (To be executed by the registered holder if such holder
                  desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED, _______________________________________________________
hereby sells, assigns and transfers unto __________________________________
___________________________________________________________________________
                 (Please print name and address of transferee)

------------------------------------------------------------------------------
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________________, ______


                                               _______________________________
                                               Signature

Signature Guaranteed:


                                   CERTIFICATE

            The undersigned hereby certifies by checking the appropriate boxes that:

            (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

            (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person of an Affiliate or Associate of an Acquiring Person.

Dated: _________________, _____           _______________________________
                                          Signature

Signature Guaranteed:

                                     NOTICE

            The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

              (To be executed if holder desires to exercise Rights
                    represented by the Rights Certificate.)

To:   BATTLE MOUNTAIN GOLD COMPANY

            The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

            If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________



Dated: _________________, _____           _______________________________
                                                Signature

Signature Guaranteed:


                                   CERTIFICATE

            The undersigned hereby certifies by checking the appropriate boxes that:

            (1) the Rights evidenced by this Rights Certificate are [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

            (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _________________, _____           _______________________________
                                          Signature


Signature Guaranteed:


                                     NOTICE

            The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.